MuniMae Announces Retirement of Directors

BALTIMORE, March 17, 2014 /PRNewswire/ -- Municipal Mortgage & Equity, LLC (OTCQB: MMAB) ("MuniMae" or "the Company,") today announced the retirement of its Chairman, Mark Joseph and long time Board members Doug McGregor and Fred Pratt.

Mr. Joseph said "this a good time for a changing of the guard. I thank everyone for their support during my long tenure and wish the company well in the future." On behalf of the employees and continuing members of the Board, Michael Falcone, Chief Executive Officer, stated "MuniMae is extraordinarily grateful to these men for their many years of service to the Company. Literally without them MuniMae would not exist today. Mark was a founder, with his former partner Garrett G. Carlson, of the predecessor company to MuniMae in 1986 and the long tenure of most of senior management is a testament to his guiding vision for the Company and the integrity of his leadership. After 28 years at the helm, we certainly understand his desire to step down. Along with Mark, Fred and Doug provided extraordinary leadership throughout the financial crisis and were instrumental in positioning MuniMae for future growth. We understand completely their decision to not stand for reelection to the Board and appreciate the extraordinary effort that they have made on behalf of our shareholders and the service they have provided to the Company for more than a decade."

As part of the transition, the Board elected current director Francis X. Gallagher, Jr. as Chairman effective upon Mr. Joseph's retirement earlier today. Current director J.P. Grant, III will replace Mr. Gallagher as chairman of the Governance Committee. Steven S. Bloom will continue as chairman of the Audit Committee and Frederick W. Puddester will succeed Mr. McGregor as chairman of the Compensation Committee upon Mr. McGregor's retirement at the end of his current term. Also, effective immediately, all continuing independent members of the Board, consisting of Messrs. Bloom, Gallagher, Grant and Puddester, will be members of each of the three committees.

Mr. Falcone further stated "beginning in 2011 we started increasing the size of the Board in anticipation of these departures. The remaining board members represent a diverse cross section of real estate, management and financing experience. Collectively this talented group of individuals will help guide the Company in our evaluation of future opportunities and our ongoing efforts to improve shareholder value."

Both Mr. McGregor and Mr. Pratt were scheduled to conclude their current terms as directors at the 2014 annual meeting and recently informed the Company that they would not stand for reelection. Mr. Pratt retired effective March 14, 2014 and Mr. McGregor will retire upon the conclusion of his term at the upcoming annual meeting. Although his current term was to expire at the 2015 annual meeting, Mr. Joseph decided to retire effective today.

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this Release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Release. These factors include changes in market conditions that affect the willingness of potential investors or lenders to provide us with debt or equity, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash that we may need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we have made, changes in interest rates that affect our cost of funds, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we own, and changes in tax laws or other things beyond our control that affect the tax benefits available to us and our investors. Readers are cautioned not to place undue reliance on forward-looking statements. We have not undertaken to update any forward-looking statements in this Release.

MUNIMAE: INTEGRITY. INNOVATION. SERVICE.
www.MuniMae.com

CONTACT: MuniMae, Brooks Martin, Investor Relations, 855-650-6932